Exhibit 32.2

CERTIFICATION

Certification of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

In connection with the Quarterly Report of OSI Systems, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alan Edrick, Chief Financial Officer of the Company, certify, pursuant to 18, U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2)         The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods presented in this Report.

Date: October 26, 2011

/s/ Alan Edrick
Alan Edrick
Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350, is not being filed as part of the Report or as a separate disclosure document, and is not being incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (whether made before or after the date of the Report) irrespective of any general incorporation language contained in such filing. The signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.